EXHIBIT 99.3

AxoGen Announces Closing of Public Offering of Common Stock and Underwriters’ Full Exercise of Option to Purchase Additional Shares

ALACHUA, FL., October 13, 2016 - - AxoGen, Inc. (NASDAQ: AXGN), a global leader in innovative surgical solutions for peripheral nerve injuries, today announced the closing of its previously announced underwritten public offering of 2,333,334 shares of its common stock at a price to the public of $7.50 per share. In addition, the underwriters have exercised in full their option to purchase an additional 350,000 shares of common stock.   The total net proceeds from the offering are estimated to be approximately $18.62 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by AxoGen.

JMP Securities LLC was the sole book-running manager for the offering and Dougherty & Company LLC was co-manager for the offering.

The offering was made pursuant to an effective shelf registration statement on Form S-3 that was initially filed with the U.S. Securities and Exchange Commission (the "SEC") on November 5, 2015. A final prospectus supplement describing the terms of the offering has been filed with the SEC and forms a part of the effective registration statement.  Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained from the offices of JMP Securities LLC, 600 Montgomery Street, Suite 1100, San Francisco, California 94111, by calling (415) 835-8985, or by email at syndicate@jmpsecurities.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About AxoGen, Inc.

AxoGen is a global leader in innovative surgical solutions for peripheral nerve injuries. AxoGen’s portfolio of products includes Avance® Nerve Graft, an off-the-shelf processed human nerve allograft for bridging severed nerves without the comorbidities associated with a second surgical site, AxoGuard® Nerve Connector, a porcine submucosa extracellular matrix ("ECM") coaptation aid for tensionless repair of severed nerves, and AxoGuard® Nerve Protector, a porcine submucosa ECM product used to wrap and protect injured peripheral nerves and reinforce the nerve reconstruction while preventing soft tissue attachments. Along with these core surgical products, AxoGen also offers AxoTouchTM Two-Point Discriminator and AcroValTM Neurosensory & Motor Testing System. These

evaluation and measurement tools assist healthcare professionals in detecting changes in sensation, assessing return of sensory, grip and pinch function, evaluating effective treatment interventions, and providing feedback to patients on nerve function. The AxoGen portfolio of products is available in the United States, Canada, the United Kingdom and several European and international countries.

Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties which may cause actual results or outcomes to be materially different from those expressed or implied by the forward-looking statements. These risks and uncertainties include the risks associated with the actual use of proceeds from the offering and the discretion of AxoGen’s management to determine how to use such proceeds, as well as the risks and uncertainties that could affect the Company's business and financial results described in the final prospectus supplement and registration statement referenced above, as well as the Company’s other filings with the SEC, including, without limitation, under the caption "Risk Factors." Forward-looking statements relate only to events as of the date on which the statements are made, and the Company undertakes no obligation to publicly update or review any forward-looking statement.

Contacts:

AxoGen, Inc.

Peter J. Mariani, Chief Financial Officer

386.462.6856

InvestorRelations@AxoGenInc.com

The Trout Group – Investor Relations

Brian Korb

646.378.2923

bkorb@troutgroup.com